Exhibit 8.1

Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K STREET, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

August 9, 2019

Eagle Bulk Shipping Inc.
300 First Stamford Place, 5th Floor
Stamford, Connecticut 06902

Re: Eagle Bulk Shipping Inc.
Ladies and Gentlemen:
You have requested our opinion regarding certain Marshall Islands and United States federal income tax matters relating to Eagle Bulk Shipping Inc. (the “Company”) and the holders of shares of the Company’s common stock, par value $0.01 per share.
In formulating our opinion as to these matters, we have examined such documents as we have deemed appropriate, including (i) the registration statement on Form S-3 (the “Registration Statement”), as filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”), relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of (A) an aggregate amount not to exceed $750,000,000 of securities to be offered by the Company, and (B) (i) 50,761,679 shares of the Company’s common stock, par value $0.01 per share, (ii) 537 warrants (the “Existing Warrants”), (iii) up to 537 shares of the Company’s common stock, par value $0.01 per share, issuable upon exercise of the Existing Warrants offered by the selling shareholders, and (iv) up to 537 shares of the Company’s common stock, par value $0.01 per share, issuable upon exercise of the Existing Warrants offered by the Company to be offered by certain selling shareholders named in the Registration Statement or in a subsequent prospectus supplement, and (ii) the prospectus of the Company included in the Registration Statement (the “Prospectus”).  We have also obtained such additional information as we have deemed relevant and necessary from representatives of the Company.
Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

Eagle Bulk Shipping Inc.
August 9, 2019

Based on the facts as set forth in the Registration Statement and the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2019 (the “Annual Report”), which is incorporated by reference into the Registration Statement, and in particular, on the representations, covenants, assumptions, conditions and qualifications described in the Annual Report in the sections entitled  “Item 1. Tax Considerations—Marshall Islands Tax Considerations” and “Item 1. Tax Considerations—United States Federal Income Tax Considerations” and in the risk factors entitled “United States tax authorities could treat us as a ‘passive foreign investment company,’ which could have adverse United States federal income tax consequences to United States holders” and “We may have to pay tax on United States source income, which will reduce our earnings,” we hereby confirm that the opinions with respect to Marshall Islands tax matters and United States federal income tax matters expressed in the discussions in such sections are the opinions of Seward & Kissel LLP and accurately state our view as to the tax matters discussed therein.
Our opinions and the tax discussion as set forth in the Prospectus are based on the current provisions of the U.S. Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, which may be cited or used as precedents, and case law, any of which may be changed at any time with retroactive effect.  No opinion is expressed on any matters other than those specifically referred to above by reference to the Prospectus.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and discussion of advice provided by us in the Prospectus. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act and the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours, /s/ Seward & Kissel LLP